Exhibit 10.8(b)

                               SECURITY AGREEMENT

This SECURITY AGREEMENT is made on this 24th day of October, 2004, between Linea Aqua, LLC ("Debtor"), and Lorcom, Inc. ("Secured Party").

1. SECURITY INTEREST. Debtor grants to Secured Party a security interest in all inventory hereafter placed upon the premises known as Linea Aqua, located at 2216 Hamilton Blvd., South Plainfield, New Jersey 07080 (the "premises") or used in connection therewith and in which Debtor hereafter acquires any right and the proceeds therefrom. The Security Interest shall secure the payment and performance of Debtor's promissory note of even date herewith in the principal amount of Five Hundred Thousand Dollars ($500,000).

2. COVENANTS. Debtor hereby warrants and covenants: (a) The security interest ("the inventory") will be kept at 2216 Hamilton Blvd., South Plainfield, New Jersey 07000, and will not be removed from the Premises other than in the ordinary course of business. (b) The Debtor will immediately notify Secured Party in writing of any change in or discontinuance of Debtor's place of business. (c) The parties intend that the security interest ("the inventory") is and will at all times remain personal property despite the fact and irrespective of the manner n which it is attached to realty. (d) Debtor shall maintain insurance at all times with respect to the security interest ("the inventory") against risks of fire and theft. The policies shall be payable to the Debtor and shall provide for ten (10) days written notice of cancellation to Secured Party. (e) The Debtor shall make all repairs, replacements, additions, and improvements necessary to maintain any equipment in good working order and condition. At its option, Secured Party may discharge taxes, liens, or other encumbrances at any time levied or placed on the security interest ("the inventory"), may pay rent or insurance due on the security interest ("the inventory") and may pay for maintenance and preservation of the security interest ("the inventory").

3. DEFAULT. Debtor shall be in default under this Agreement upon the happening of any of the following: (a) any misrepresentation in connection with this Agreement on the part of the Debtor. (b) any noncompliance with or nonperformance of the Debtor's obligations under the Note or this Agreement. No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion.


By:  /s/ Ilona Mitsel
     ------------------------
     Debtor


s/s Henry Doiban Lorcom Technologies, Inc.
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Date:   11/29/04